Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements (No. 33-80690 and 33-82552) on Form S-8 and the registration statement on Form S-3 that is Post-Effective Amendment No. 4 to the registration statement (No. 33-31234) on Form S-1 of Jordan American Holdings, Inc. of our report dated March 8, 2000 accompanying the consolidated financial statements of Jordan American Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 1999 and December 31, 1998, which are part of the Annual Report on Form 10-KSB for the year ended December 31, 1999.

                                                          SPICER, JEFFRIES & CO.

Denver, Colorado
March 27, 2000